UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

ELECTRAMECCANICA VEHICLES CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Silver Drive Third Floor Burnaby, British Columbia, Canada	V5H 0H5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 428-7656

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SOLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Docherty Retention Agreement Amendment

On January 4, 2024, ElectraMeccanica Vehicles Corp. (the “Company”) and Susan Docherty, the Company’s Chief Executive Officer and Interim Chief Operating Officer, entered into an amendment (the “Docherty Retention Agreement Amendment”) to that certain retention agreement previously entered into between the Company and Ms. Docherty on September 28, 2023 (the “Docherty Retention Agreement”). Pursuant to the Docherty Retention Agreement Amendment, if the Company closes a transaction that results in a Change in Control (as defined in the Company’s 2020 Stock Incentive Plan (the “Plan”)) prior to June 30, 2024, then such transaction will result in an immediate vesting of the remaining portion of Ms. Docherty’s Retention Payment (as defined in the Docherty Retention Agreement) which has not yet vested, and such amount shall be paid to Ms. Docherty in a single lump sum cash payment upon the closing of such Change in Control.

Docherty Employment Agreement Amendment

On January 4, 2024, the Company and Ms. Docherty also entered into an amendment (the “Docherty Employment Agreement Amendment”) to that certain executive employment agreement previously entered into between the Company and Ms. Docherty on December 2, 2022 (the “Docherty Employment Agreement”). Pursuant to the Docherty Employment Agreement Amendment, if the Company closes a transaction that results in a Change in Control (as defined in the Plan), then the portion of the Enhanced Severance Amount (as defined in the Docherty Employment Agreement) that is deemed to be exempt from Section 409A of the Internal Revenue Code will be accelerated and paid to Ms. Docherty in a single lump sum cash payment upon the closing of such Change in Control. The Docherty Employment Agreement Amendment also extended Ms. Docherty’s housing allowance under the Docherty Employment Agreement to June 30, 2024.

Johnston Retention Agreement

On January 4, 2024, the Company entered into a retention agreement with Stephen Johnston, the Company’s Chief Financial Officer (the “Johnston Retention Agreement”). Pursuant to the Johnston Retention Agreement, Mr. Johnston is eligible to earn a cash retention payment of up to $425,000 in the aggregate (the “Johnston Retention Payment”) if he remains actively employed by the Company until June 30, 2024. The Johnston Retention Payment is payable in two equal installments, with the first payment vesting on February 14, 2024 and the final payment vesting on June 30, 2024, subject to Mr. Johnston’s active employment through the respective vesting date. Additionally, if Mr. Johnston’s employment is involuntarily terminated prior to June 30, 2024 by the Company for any reason other than Cause (as defined in the Johnston Retention Agreement), then any such termination will result in an immediate vesting of the remaining portion of the Johnston Retention Payment which has not yet vested. Further, if the Company closes a transaction that results in a Change in Control (as defined in the Plan) prior to June 30, 2024, then such transaction will result in an immediate vesting of the remaining portion of the Johnston Retention Payment which has not yet vested, and such amount shall be paid to Mr. Johnston in a single lump sum cash payment upon the closing of such Change in Control.

The foregoing description of the Docherty Retention Agreement Amendment, the Docherty Employment Agreement Amendment and the Johnston Retention Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Docherty Retention Agreement Amendment, the Docherty Employment Agreement Amendment and the Johnston Retention Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description
10.1	First Retention Agreement Amendment, dated January 4, 2024, between ElectraMeccanica Vehicles Corp. and Susan Docherty

10.2	First Executive Employment Agreement Amendment, dated January 4, 2024, between ElectraMeccanica Vehicles Corp. and Susan Docherty

10.3	Retention Agreement, dated January 4, 2024, between ElectraMeccanica Vehicles Corp. and Stephen Johnston

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2024	ELECTRAMECCANICA VEHICLES CORP.

	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary